As filed with the Securities and Exchange Commission on February 23, 2009 Registration No. 333-151656

	UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
	Post-Effective Amendment No. 1 to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its articles of incorporation)
Louisiana	6036	26-2833386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
325 Carondelet Street New Orleans, Louisiana 70130 (504) 522-3203
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
A. Peyton Bush, III President and Chief Executive Officer Hibernia Homestead Bancorp, Inc. 325 Carondelet Street New Orleans, Louisiana 70130 (504) 522-3203
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Raymond A. Tiernan, Esq. Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300

PART II

Deregistration of Common Stock

The Registrant hereby deregisters 539,791 shares of common stock, par value $.01 per share ("Common Stock"), previously registered.  The Company previously registered 1,653,125 shares of Common Stock of which an aggregate of 1,113,334 shares were sold in the subscription and community offering in the Registrant's recently completed offering of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Orleans, state of Louisiana on February 23, 2009.

HIBERNIA HOMESTEAD BANCORP, INC.

By:	/s/ A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer

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